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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


                                    --------

          Date of Report (Date of earliest event reported): May 5, 2006



                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                 0-27122                94-2900635
  (State or other jurisdiction     (Commission           (I.R.S. Employer
        of incorporation)          file number)        Identification Number)


                  3011 Triad Drive                       94550
                   Livermore, CA                       (Zip Code)
      (Address of principal executive offices)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400


                                      None
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01. Entry into a Material Definitive Agreement

Grant of Performance Options to Mr. Bucher
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     On May 5, 2006, the Board of Directors of Adept Technology, Inc. ("Adept"
or the "Company") approved the grant to Mr. Robert Bucher, Chief Executive Officer of Adept, of 65,000 shares of Adept's Common Stock under the 2003 Plan (the "Performance Options"), with 6/48th of the total number of shares subject to the options, which amount may be adjusted to reflect the performance objectives met, vesting on the date on which Adept's Compensation Committee confirms that specified performance objectives have been met. Thereafter, the Performance Options shall vest at 1/48th of the total number of shares subject to the options per month in equal installments.

     The performance objectives include specified financial objectives (including profits and earnings growth) as well as certain corporate strategic goals as identified in Exhibit 10.2 of this Report on Form 8-K.


Item 9.01. Financial Statements and Exhibits.

         (c) Exhibits

         10.1    Option Agreement for Robert Bucher, dated May 5, 2006.

         10.2 Summary of Performance Objectives applicable to May 5, 2006 Performance Option Grant to Robert Bucher.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ADEPT TECHNOLOGY, INC.



Date: May 9, 2006                      By:     /s/ Robert R. Strickland
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                                               Robert R. Strickland
                                               Chief Financial Officer